UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 24, 2024

P3 Health Partners Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40033	85-2992794
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2370 Corporate Circle, Suite 300
Henderson, NV	89074
(Address of principal executive offices)	(Zip Code)

(702) 910-3950

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Class A Common Stock, par value $0.0001 per share	PIII	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	PIIIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

As previously disclosed, on May 22, 2024, P3 Health Partners Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Purchasers”).

Pursuant to the Purchase Agreement, on May 24, 2024, the Company issued approximately 67.4 million units at a price of approximately $0.6270 per unit. Each unit consists of one share of Class A Common Stock, par value $0.0001 per share (the “Common Stock”), and a warrant (the “Common Warrants”) to purchase one share of Common Stock at an exercise price of $0.5020. Certain institutional investors elected to receive pre-funded warrants (the “Pre-Funded Warrants” and together with the Common Warrants, the “Warrants”) to purchase Common Stock in lieu of a portion of their Common Stock. In total, the Company sold an aggregate of approximately 67.4 million units to the Purchasers for aggregate gross proceeds of approximately $42.2 million (collectively, the “Private Placement”).

Each Common Warrant has an exercise price per share of Common Stock equal to $0.5020 per share and has a term of seven years from the date of issuance. Each Pre-Funded Warrant has an exercise price per share of Common Stock equal to $0.0001 per share. The exercise price and the number of shares of Common Stock issuable upon exercise of each Warrant is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Common Stock.

Entities affiliated with Chicago Pacific Partners (“CPF”) purchased approximately 31.9 million units for aggregate gross proceeds of approximately $20 million. CPF may not exercise any portion of any Warrant, which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock and the Company's Class V common stock beneficially owned by CPF (together with its affiliates) to exceed 49.99% of the number of shares of Common Stock and the Company's Class V common stock issued and outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering. The Purchasers acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Registration Rights Agreement

On May 24, 2024, in connection with the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) as soon as reasonably practicable following the date of the Registration Rights Agreement (but in no event later than the date that is thirty (30) days after the closing of the Private Placement) for purposes of registering the resale of the shares of Common Stock issued pursuant to the Purchase Agreement and shares of Common Stock issuable upon exercise of the Warrants. The Company agreed to use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within ninety (90) days after the date thereof. The Registration Rights Agreement also contains certain shelf takedown and piggyback rights.

The Company has also agreed, among other things, to indemnify the Purchasers, their officers, directors, members, employees and agents, successors and assigns under the registration statement from certain liabilities and to pay all fees and expenses incident to the Company’s obligations under the Registration Rights Agreement.

Amended and Restated Letter Agreement with CPF

On May 24, 2024, in connection with the Purchase Agreement, the Company entered into an amended and restated letter agreement (the “Amended and Restated Letter Agreement”) with Chicago Pacific Founders GP, L.P., a Delaware limited partnership (“CPF GP I”), and Chicago Pacific Founders GP III, L.P., a Delaware limited partnership (“CPF GP III”) (on behalf of the funds of which CPF GP I is the general partner, certain funds of which CPF GP III is the general partner and/or certain of their affiliated entities and funds (collectively, the “CPF Parties”)). The Amended and Restated Letter Agreement extends the end of the standstill restriction described below from June 30, 2024 to July 31, 2025. Pursuant to the Amended and Restated Letter Agreement, (i) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to designate one additional independent member of the Company’s board of directors, who must be independent and satisfy all applicable requirements regarding service as a director of the Company under applicable law and SEC and stock exchange rules, (ii) for as long as the CPF Parties own 40% of the Company’s outstanding common stock, CPF will be entitled to certain information rights and protective provisions, and (iii) the CPF Parties agreed to a standstill restriction from the date of the closing of the Private Placement to July 31, 2025 that limits the ownership of the CPF parties to 49.99% of the Company’s common stock.

The foregoing summaries of the Purchase Agreement, Registration Rights Agreement, Warrants and Letter Agreement do not purport to be complete and are qualified in their entirety by reference to the Form of Common Stock Purchase Warrant, Form of Pre-Funded Common Stock Purchase Warrant, Purchase Agreement, Registration Rights Agreement and Letter Agreement, which are filed as Exhibits 4.1, 4.2, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Common Stock Purchase Warrant, dated May 24, 2024.
4.2	Form of Pre-Funded Common Stock Purchase Warrant, dated May 24, 2024.
10.1#	Securities Purchase Agreement, dated May 22, 2024, by and among P3 Health Partners Inc. and the Purchasers named therein.
10.2#	Registration Rights Agreement, dated May 24, 2024, by and among P3 Health Partners Inc. and the Purchasers named therein.
10.3	Amended and Restated Letter Agreement, dated May 24, 2024, by and among P3 Health Partners Inc., Chicago Pacific Founders GP, L.P. and Chicago Pacific Founders GP III, L.P.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

# The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to the Company, the Purchasers or the transactions described in this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P3 HEALTH PARTNERS INC.

Date: May 24, 2024	By:	/s/ Atul Kavthekar
Atul Kavthekar
Chief Financial Officer